Exhibit 99
Knight-Swift Transportation Announces Updated First and Second Quarter Earnings Guidance
April 17, 2024
PHOENIX--(BUSINESS WIRE)-- Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift", the "Company", or "we") today announced an update to its earnings guidance for the first and second quarters of 2024.
Based on preliminary results, the Company now expects that Adjusted EPS(1) for the first quarter of 2024 will range from $0.11 to $0.12 (which is an update from the previously-announced expectation of $0.37 to $0.41). This range includes a loss of $0.08 per share for the third-party insurance business that ceased operation at the end of the quarter; excluding this insurance loss, the expected Adjusted EPS range would be $0.19 to $0.20.
The full truckload industry continues to be challenging and oversupplied with capacity. The weather disruption in January had a greater impact than initially estimated, as the subsequent recovery was not sufficient to offset the negative impact to volumes and operating costs for the quarter. The early part of the bid season led to greater than expected pressure on freight rates as some shippers are still trying to push rates down further. In some cases, we have lost contractual volumes because we were not willing to commit to further concessions on what we view as unsustainable contractual rates. This resulted in more of our capacity being allocated to the spot market, which creates further pressure on revenue per mile and utilization in the near term but positions capacity to react to changes in the market. The softer volume and pricing headwinds also impacted our Logistics volumes and margins, with further volume pressure on Logistics as we diverted loads to the asset division to partially offset the contractual volume losses noted above.
The less-than-truckload (LTL) segment continues to show positive volume and yield trends year-over-year, though the impact of the weather disruption was greater on this business relative to our Truckload segment as our LTL network footprint is not nationwide and is more concentrated in the areas affected by the weather in the first quarter. While the subsequent volume recovery was more pronounced in the LTL market than in truckload, it was not enough to offset the outsized impact to our operating costs, resulting in lower operating income than expected. Volumes normalized into March and April, and we remain focused on improving our margins while expanding our footprint as we operationalize many of the properties we have recently purchased.
The Company also expects that Adjusted EPS(1) for the second quarter of 2024 will range from $0.26 to $0.30 (which is an update from the previously-announced expectation of $0.53 to $0.57). This updated range assumes the more challenging market conditions noted above continue, such as the bid season trends and less pronounced seasonality in the truckload market than originally projected and reflects:
•Truckload segment operating ratios in the mid-90’s for our existing businesses and continued roughly break-even operating results for U.S. Xpress with overall revenues stabilizing at declines of roughly 5% from the fourth quarter level due to headwinds on revenue per mile and on dedicated services;
•LTL segment operating ratio performing at similar levels as the second quarter of 2023 with year-over-year revenue growth of 10-15%;
•Logistics segment operating ratio in the mid-90’s with year-over-year revenue growth of 10 to 15%, as a result of the U.S. Xpress acquisition;

•Intermodal segment operating ratio approaching breakeven during the quarter with revenues down slightly year-over-year; and
•All Other segments operating income of approximately $10-15 million for the quarter before including the $11.7 million intangibles asset amortization.
We plan to provide third quarter 2024 guidance in conjunction with the first quarter 2024 earnings release on April 24, 2024. Our Adjusted EPS ranges are based on the current freight market, recent trends, and the current beliefs, assumptions, and expectations of management.
(1) Our calculation of Adjusted EPS starts with US GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.08 per quarter), noncash impairments, and certain other unusual noncash items, if any.
Forward Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to expected Adjusted EPS, the future freight environment (including, without limitation, rates, volumes, capacity, and seasonality), future performance and financial results of our businesses, including revenues, operating income, and operating ratios, and our future LTL network. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Forward looking statements are subject to various risks and uncertainties, including, but not limited to current beliefs, assumptions, and expectations of management, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. Our preliminary results for the first quarter of 2024 have not been subjected to all the review procedures associated with the release of actual financial results and are premised on certain assumptions. Among the other factors enumerated herein, estimates and adjusting entries made during the review process and the completion of all review procedures and preparation of financial statements in accordance with generally accepted accounting principles could cause our actual results for the first quarter of 2024 to differ from the preliminary results. Readers should review and consider the factors that may affect future results and other disclosures in the Risk Factors section of Knight-Swift Transportation Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.
Adam Miller, CEO, or Andrew Hess, CFO - (602) 606-6349